                                                                   Exhibit 99.2

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 9, 1986, is made by and among TeleCommunications, Inc., a Delaware corporation ("TCI"), and the undersigned shareholders (the "Shareholders") of United Artists Communications, Inc., a Maryland corporation (the "Company").

          Each Shareholder owns the number of shares of the Class A Stock, $1.00 par value, of the Company (the "Company Class A Stock") and the number of shares of the Class B Stock, $1.00 par value, of the Company (the "Company Class B Stock") set forth opposite such Shareholder's name on Exhibit A hereto and is willing to accept TCI's offer that an affiliate of TCI to be designated by TCI ("Acquiror") acquire such shares on the terms set forth herein. As used herein, the term "Company Common Stock" shall include the Company Class A Stock and the Company Class B Stock.

          Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                          SALE AND PURCHASE OF SHARES
                          ---------------------------

          1.1  Sale and Purchase of Shares.  Subject to the terms and conditions
               ---------------------------
hereof, each Shareholder severally
agrees to sell, transfer, assign and convey to Acquiror, and TCI agrees to cause Acquiror to purchase and acquire, the number of shares of the Company Common Stock set forth opposite such Shareholder's name on Exhibit A hereto. The number of shares set forth opposite any Shareholder's name on Exhibit A hereto is referred to herein as such Shareholder's "Shares," and the aggregate number of Shares of all Shareholders is referred to as the "Acquired Shares."

           1.2  Consideration.  The consideration (the "Consideration") payable
                -------------
for each Acquired Share purchased and acquired pursuant to Section 1.1 hereof shall consist of $18.498, of which $6.64 shall be paid in cash at the Closing and the balance of $11.858 shall be represented by convertible notes (the "Notes") of the Acquiror in the form of Exhibit B hereto, maturing on the thirty-fifth anniversary of the Closing with interest payable on each of the first seventeen anniversary dates of the Closing at the rate of 1.85%, and with no interest payable thereafter. The Notes will be convertible, at the option of the holders, into .332 of a share of the Class A Common Stock, $1.00 par value of TCI (the "TCI Stock"), for each $11.858 principal amount of the Notes.

           1.3  Closing.  The closing of the sale and purchase of the Acquired
                -------
Shares (the "Closing" shall take place at the offices of Orrick, Herrington & Sutcliffe, San Francisco,

California, at 10:00 A.M., local time, on such date (the "Closing Date") as TCI may select by at least ten days' written notice to the Representatives (as defined in Section 1.5 hereof), which date shall be as soon as practicable after all conditions set forth in Articles 5 and 6 hereof have been satisfied or waived.
          1.4  Exchange of Certificates.  At the Closing, (i) each Shareholder
               ------------------------
shall deliver to Acquiror a certificate or certificates, representing all of such Shareholder's Shares, duly endorsed in blank or accompanied by a separate instrument or instruments of assignment duly executed in blank, with signature guaranteed by a commercial bank, trust company or registered broker-dealer with all necessary stock transfer tax stamps attached, and (ii) Acquiror shall deliver to such Shareholder the Cash and Notes to which such Shareholder is entitled pursuant to Section 1.2 hereof. The Notes delivered to each
Shareholder shall be in such denominations as the Representatives may reasonably request.
          1.5  Representatives of the Shareholders.  Each of the Shareholders
               -----------------------------------
hereby appoints each of Marshall Naify and Robert A. Naify as such Shareholder's representative (a "Representative") for purposes of this Agreement, and agrees that either of the Representatives, acting alone, may exercise the rights, powers and privileges herein granted to the Representatives or either of them.

          1.6  Recapitalization, etc.; Additional Shares.
               -----------------------------------------

          In the event of (i) the declaration or payment with respect to any class of the Company's capital stock of any cash dividend or other cash distribution (other than the Company's regular quarterly dividend of not in excess of 1c per share after giving effect to the two-for-one split-up of the Company Common Stock on May 29, 1986) or any distribution of property other than capital stock of the Company or (ii) any increase or decrease or other change (a "Recapitalization") in the capital stock of the Company for any reason and of any nature, including by reason of a stock dividend, stock split, recapitalization, capital reorganization, combination of shares, exchange of shares, merger, consolidation, sale of assets or otherwise, then (x) the terms "Shares" and "Acquired Shares" as used in this Agreement shall be deemed to mean or include (as appropriate) the number and class of shares of capital stock or other securities (whether or not the Company is the issuer thereof), cash and property which Acquiror would have received in respect of the Acquired Shares if the Acquired Shares had been purchased and acquired by Acquiror immediately prior to the record date for such event or, if more than one such event shall occur, prior to the record date for the first of such events, (y) the numbers of Shares specified in Sections 2.3 and 2.4 shall be appropriately and equitably adjusted, and (z) the

Consideration payable for each Acquired Share shall be appropriately and equitably adjusted; provided, however, that in no event shall the aggregate number of shares of TCI Stock required upon conversion of the Notes to be delivered to any Shareholder exceed the number which would be required to be delivered pursuant to Section 1.2 hereof if such event had not occured; provided, further, that if the property distributed by the Company consists solely of voting stock (the "Todd-AO Stock") of The Todd-AO Corporation, a New York corporation which is a majority-owned subsidiary of the Company ("Todd-AO"), which is distributed in a rights offering to all of the Company's shareholders, for which the Company receives, as consideration for the Todd-AO Stock, the fair market value of such stock as determined by the Company's Board of Directors, and with respect to which the Shareholders commit to and purchase any shares of the Todd-AO Stock not purchased by any other shareholders of the Company for such consideration, Acquiror shall not be entitled to acquire the Todd-AO stock distributed in respect of or attributable to the Acquired Shares, and there shall be no adjustment to the Consideration payable for the Acquired Shares.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS
                        ------------------------------

           Each of the Shareholders, severally and not jointly, hereby represents and warrants to, and covenants with, TCI as follows:

          2.1  Organization and Good Standing.  To the best of the
               ------------------------------
Shareholder's knowledge, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Shareholders previously have delivered to TCI true and complete copies of the Articles of Incorporation and By-Laws of the Company as presently in effect.

          2.2  Financial Statements.  The Shareholders previously have furnished
               --------------------
to TCI true and complete copies of (i) the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1985, in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") which report, together with the portion of the annual report to shareholders that is incorporated therein by reference, is referred to herein as the "Company 10-K" and (ii) the Company's Quarterly Report on Form 10-Q for the twenty-six weeks ended February 27, 1986 in the form filed with the SEC (the "Company 10-Q"). To the best of the Shareholders' knowledge, the audited balance sheets included in the Company 10-K and the unaudited balance sheets included in the Company 10-Q (including any related notes and schedules) each fairly presents the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the other financial statements included in the Company 10-K and the Company 10-Q (including any related notes and schedules) fairly present the consolidated results of operations of or other information set forth therein with respect to the Company and its consolidated subsidiaries for the respective periods or as of the respective dates therein set forth, subject, in the case of unaudited financial statements, to normal year-end adjustments which are not material in amount or effect, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved and Regulation S-X promulgated by the SEC.
          2.3  Ownership of Shares.  On the date hereof, such Shareholder (i)
               -------------------
owns as sole owner, beneficially and of record, all of his Shares, free and clear of all liens, claims, charges, encumbrances, security interests and rights or interests of any kind ("Security Interests"), except as created hereunder; provided, however, that the Shareholders may have pledged prior to the Closing not in excess of an aggregate of 8,000,000 of the Acquired Shares to secure not in excess of an aggregate of $60,000,000 of indebtedness pursuant to certain bank loans, brokers' margin account agreements and other secured borrowings described on Schedule 2.3 attached hereto (collectively, the "Margin Accounts"), and except as are created hereunder; and (ii) has full right, power, authority and legal capacity to sell and vote his

Shares and to enter into and perform this Agreement, subject, in the case of a Shareholder which is a trust, to compliance with the provisions of the trust agreement (and the Shareholders agree to take all actions required under all such trust agreements which are required so that the representation and warranty set forth in the last sentence of Section 2.4 shall be true and correct at the Closing). Other than this Agreement and the agreements described in Schedule 2.3, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent (a "Restriction") that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of such Shareholder's Shares, any interest therein or any rights with respect thereto, or relates to the voting or control of such Shares or (ii) obligates such Shareholder to grant, offer or enter into any of the foregoing. Except as disclosed in Schedule 2.3, such Shareholder does not own any capital stock or other securities of the Company except the Shares or any options or other rights to subscribe for, purchase or otherwise acquire any such capital stock or other securities.

          2.4  Binding Agreement; Approvals and Consents.  This Agreement has
               -----------------------------------------
been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, such Shareholder enforceable against such Shareholder in accord-ance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement by such Shareholder and the performance by such Shareholder of its obligations hereunder do not and will not:

                (i) contravene any provision of the Articles of Incorporation or By-Laws of the Company, except that the transfer to the Acquiror of shares of Company Class B Stock by those Shareholders holding Company Class B Stock will, pursuant to Article Fifth, Section 6(d) of the Articles of Incorporation of the Company, result in the conversion of such shares of Company Class B Stock into Company Class A Stock;

                (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, or require any consent or waiver of any party to, any contract, agreement, note, instrument or other commitment, arrangement or understanding, whether written or oral, to which such Shareholder is a party or by which such Shareholder is bound, except that the performance of this Agreement will require the satisfaction of, or substitution of collateral for, any then existing Margin Account indebtedness, and the Shareholders agree to effect such satisfaction or substitution of collateral prior to the Closing;
             (iii) result in the creation of any Security Interest or Restriction upon, or any person obtaining any right to acquire, any of the Shares or any of the other properties or assets of such Shareholder;
             (iv) result in a violation of or conflict with any judgment, decree, order, law, rule or regulation applicable to such Shareholder; or
             (v) to the best of the Shareholders' knowledge, require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any federal, state, local or foreign government or governmental, administrative or judicial authority, agency or body, except (A) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "Hart-Scott Act") and (B) filings with, notices to and consents, orders and approvals (the "Approvals") of the Federal Communications Commission (the "FCC") and
                state and local governments and governmental authorities, agencies and bodies which may be necessary to authorize a transfer of control of the franchises, licenses, permits, certificates and other authorizations required for the cable television operations of the Company and its subsidiaries.

During the term of this Agreement, (i) such Shareholder will keep all of his Shares free and clear of any Security Interests or Restrictions of any kind other than not in excess of 8,000,000 Shares pledged to secure Margin Accounts with an aggregate debit balance not in excess of $60,000,000 and (ii) shall not take any action which would have the effect of preventing, delaying or disabling such Shareholder from delivering his Shares to Acquiror upon the Closing or otherwise performing such Shareholder's obligations under this Agreement. All of such Shares have been duly and validly authorized and issued, and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. Upon the Closing, such Shareholder shall convey to Acquiror good and marketable title to his Shares, free and clear of all Security Interests and Restrictions of any kind.

           2.5  Investment in the Notes.  The Notes acquired by such Shareholder
                -----------------------
upon the Closing shall be acquired for
such Shareholder's own account for investment and not with a view to, or for resale in connection with, any distribution or public offering of all or any part thereof or any interest therein within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the SEC. Such Shareholder understands and agrees that such Notes and the shares of TCI Stock issuable upon conversion of the Notes (i) have not been registered under the Securities Act by reason of their issuance and delivery in a transaction believed to be exempt from the registration requirements of the Securities Act, (ii) have not been registered or qualified under the securities laws of any state by reason of their issuance and delivery in a transaction believed to be exempt from the registration requirements of any applicable state securities laws and (iii) that, except as provided in Article 7 hereof, no such registration or qualification is required or contemplated. Accordingly, such Shareholder understands that such Shareholder must bear the economic risk of his investment in such Notes and shares of TCI Stock for an indefinite period of time unless a disposition thereof is registered or qualified under the Securities Act and any applicable state securities laws or is exempt from registration or qualification thereunder. Such Shareholder further understands that the exemptions from registration under the Securities Act, including the exemption afforded by Rule 144 promulgated under the Securities Act, depend on the satisfaction of various conditions. Such Shareholder, alone or together with any persons he has retained for advice with respect to the transactions contemplated hereby and the proposed investment in such Notes and shares of TCI Stock, has such knowledge and experience in financial and business matters as to be capable of understanding and evaluating the merits and risks of acquiring and holding such shares as provided in this Agreement. Such Shareholder, alone or together with persons so retained by him for advice, has had the opportunity to ask questions of, and receive answers from, TCI and its executive officers, employees and accountants concerning the terms and conditions of such transactions and the business and finances of TCI and has had the opportunity to obtain from TCI any additional information requested by such Shareholder needed to verify the accuracy of any information supplied to such Shareholder.

          Such Shareholder, alone or together with persons retained by him for advice, has received, read and understood the contents of (i) the Annual Reports and Proxy Statements of TCI for the year ended December 31, 1985; and (ii) all reports, definitive proxy and information statements and documents (including all exhibits to such reports and proxy and information statements) filed by TCI with the SEC during the period commencing January 1, 1985 and ending the date hereof. Such Shareholder acknowledges that neither TCI nor any of its officers, agents or employees, nor anyone acting on its or any of their behalf, have given the Shareholder any other information concerning TCI's business, operations and financial condition or any inducement to enter into this Agreement or made any representation, warranty or agreement to or with the Shareholder as to the business, operations and financial condition of TCI not contained in this Agreement.

          2.6  Finders and Brokers.  Such Shareholder has not entered into any
               -------------------
agreement, arrangement or understanding with any person or firm which will result in the obligation of TCI or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions (including the Business Combination) contemplated hereby, except for the agreement of the Company to pay a fee to Peter Bauer-Mengelberg in an amount previously disclosed in writing to TCI.

                                   ARTICLE 3

                        REPRESENTATIONS, WARRANTIES AND
                           CERTAIN COVENANTS OF TCI
                        -------------------------------
          TCI hereby represents and warrants to, and covenants with, each Shareholder as follows:

          3.1  Due Organization.  TCI is a corporation duly organized, validly
               ----------------
existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute, deliver and perform its obligations under this Agreement.

          3.2  TCI Information.  TCI has furnished the Shareholders with true
               ---------------
and correct copies of all of the information referred to in Section 2.5 hereof. Without limiting the generality of the foregoing, TCI has previously furnished to the Shareholders true and complete copies of (i) TCI's Annual Report on Form 10-K for its fiscal year ended December 31, 1985, in the form (including exhibits) filed with the SEC (the "TCI 10-K") and (ii) TCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1986 in the form filed with the SEC (the "TCI 10-Q"). The audited balance sheets included in the TCI 10-K and the unaudited balance sheets included in the TCI 10-Q (including any related notes and schedules) each fairly presents the consolidated financial position of TCI and its consolidated subsidiaries as of its date and the other financial statements included in the TCI 10-K and the TCI 10-Q (including any related notes and schedules) fairly present the consolidated results of operations of or other information set forth therein with respect to TCI and its consolidated subsidiaries for the respective periods or as of the respective dates therein set forth, subject, in the case of unaudited financial statements, to normal year-end adjustments which are not material in amount or effect, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved and Regulation S-X promulgated by the SEC.

     3.3 TCI Shares. The Acquiror agrees that it will deliver, and TCI hereby agrees with each Shareholder that it will cause the Acquiror to deliver, to the holder of any of the Notes surrendered for conversion such number of shares of TCI Stock as may be required by such conversion, which shares will be duly authorized, validly issued and fully paid and non-assessable with no personal liability attaching to the ownership thereof. TCI may itself issue such shares of TCI Stock unless in the opinion of counsel for the Shareholders, which counsel shall be reasonably acceptable to TCI, the issuance by TCI of the TCI Stock to be issued upon conversion of the Notes would render the Shareholders unable to use the installment method of reporting the gain represented by the Notes.

     3.4 Authority; Consents. This Agreement has been duly authorized by all necessary corporate action of the part of TCI, has been duly executed and delivered on behalf of TCI by a duly authorized officer of TCI and constitutes a legal, valid and binding obligation of TCI enforceable against TCI in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement by TCI and the performance by TCI and Acquiror of its obligations hereunder do not:

                  (i) contravene any provision of the Certificate of Incorporation or By-Laws of TCI;

                 (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, or require any consent or waiver of any party to, any contract, agreement, note, instrument or other commitment, arrangement or understanding, whether written or oral, to which TCI or Acquiror is a party or by which it is bound;

                (iii) result in a violation of or conflict with any judgment, decree, order, law, rule or regulation applicable to TCI or Acquiror; or

                 (iv) to the best of TCI's knowledge, require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any federal, state, local or foreign government or governmental, administrative or judicial authority, agency or body, except (A) pursuant to the Hart-Scott Act,
           (B) the Approvals,
     and (C) as may be required in order to effect the Business Combination, as defined in Section 9.1.

     3.5  Investment.  The Acquired Shares acquired by Acquiror upon the Closing
          ----------
shall be acquired for Acquiror's own account for investment and not with a view to, or for resale in connection with, any distribution or public offering of all or any part thereof or any interest therein within the meaning of the Securities Act or the rules and regulations of the SEC.

     3.6  Finders and Brokers.  TCI has not entered into any agreement,
          -------------------
arrangement or understanding with any person or firm which will result in the obligation of the Company or the Shareholders to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions (including the Business Combination) contemplated hereby, and TCI shall be responsible for any such fee that may be payable to Allen & Company Incorporated.

     3.7 Consents; Cooperation. Subject to the terms and conditions hereof, TCI
         ---------------------
will, and will use its best efforts to cause its subsidiaries and affiliates to, use their respective best efforts at their own expense:
         (i) to obtain as soon as reasonably possible all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities, which are required on their respective parts for the consummation of the transactions contemplated by this Agreement;
       (ii) if any stay, injunction or other order of the type referred to in
Section 5.3 or 6.3 hereof shall be issued, to have such stay, injunction or other order lifted; and

       (iii) to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and effect the transactions contemplated by this Agreement.

     3.8 TCI Class A Common Stock; Board of Directors. So long as (a) either
         --------------------------------------------
of the Representatives is living and (b) the Notes owned by the Shareholders in the aggregate are convertible into (considered together with any TCI Stock owned by the Shareholders) at least 5% of the outstanding Common Stock of TCI:

         (i) TCI will not take any action, and will use its reasonable best efforts to prevent the taking of action by others, as a result of which the holders of Class B Common Stock, par value $1.00 per share, of TCI will receive economic benefits (as distinguished from voting rights) greater than those to which the holders of TCI Class A Common Stock are entitled;

               (ii) in the event that all of Bob Magness, John C. Malone (or their respective heirs in the event of their death) and the representatives of Kearns-Tribune, Inc. or its successors (the "Principal Shareholders of TCI") are no longer part of the control group of TCI, TCI will exchange shares of TCI Class B Common Stock, at the option of the Shareholders, for up to 18% of the aggregate TCI Stock then held by the Shareholders and subject to being acquired by the Shareholders upon conversion of the Notes;

               (iii) in the event TCI or any substantial assets or substantial subsidiary thereof is sold or otherwise disposed of to another entity in which one or more of the Principal Shareholders of TCI have a significant equity interest, TCI will provide the Shareholders with an opportunity to participate in such other entity on a pro rata basis with the Principal Shareholders of TCI, pro rata for such purposes meaning the relationship between (i) 18% of the aggregate TCI stock then held by the Shareholders and subject to being acquired by the Shareholders upon conversion of the Notes and (ii) the aggregate number of shares of TCI Class B Common Stock then held by the Principal Shareholders of TCI; and

               (iv) so long as he is able and willing to serve, TCI will use its reasonable best efforts to cause the election of Robert A. Naify to TCI's Board of Directors, and should Robert A. Naify be unable or unwilling to serve will so support and recommend a successor designee of the Shareholders reasonably acceptable to TCI.

                                   ARTICLE 4

                     CERTAIN COVENANTS OF THE SHAREHOLDERS
                     -------------------------------------

          Each Shareholder, severally and not jointly, covenants and agrees with TCI as follows:

          4.1  Access; Confidentiality.  During the period commencing on the
               ------------------------
date hereof and ending upon the Closing, such Shareholder shall use his best efforts to cause the Company and its subsidiaries to, upon reasonable request, afford to TCI and its counsel, accountants and other authorized representatives full access during normal business hours to the properties, books and records of the Company and its subsidiaries in order that they may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Company and its subsidiaries, and to cause the Company and its subsidiaries to cause their respective officers, employees, accountants and other agents to furnish such additional data and other information as TCI shall from time to time reasonably request. Such Shareholder shall provide, and use his best efforts to cause the Company and its subsidiaries and affiliates to provide, TCI and its counsel, accountants and other authorized representatives with such information concerning such Shareholder and the Company and its subsidiaries and affiliates as may be necessary or reasonably requested to prepare such applications or other documents as may be required to obtain all necessary Approvals, to verify the performance of and compliance with such Shareholder's representations, warranties, covenants and agreements herein contained or to effect the Business Combination (as defined in Section 9.1 hereof). Until the earlier of the Closing or the effective time of the Business Combination, TCI will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with and otherwise as may reasonably be necessary to carry out this Agreement or effect the Business Combination. If this Agreement is terminated, TCI will promptly return to the Company, upon the reasonable request of the Company, all Confidential Information furnished to TCI by the Company. As used herein, "Confidential Information" shall mean all information concerning the Company and its subsidiaries obtained by TCI pursuant to this Agreement or in connection with the transactions contemplated hereby except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company, or (z) which is or becomes known to the public, other than through a breach of this Agreement.

     4.2 Consents; Cooperation. Subject to the terms and conditions hereof,
         ---------------------
such Shareholder will, and will use its best efforts to cause the Company and its subsidiaries and affiliates to, use their respective best efforts in cooperation with TCI:

         (i) to obtain as soon as reasonably possible all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities, which are required on their respective parts for the consummation of the transactions contemplated by this Agreement;

          (ii) subject to Article 8 hereof, to defend any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and, if any stay, injunction or other order of the type referred to in Section 5.3 or 6.3 hereof shall be issued, to have such stay, injunction or other order lifted; and

          (iii) to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or reasonably requested by TCI to consummate and make effective the transactions contemplated by this Agreement (including the Business Combination).

     4.3 Financial Statements. Such Shareholders shall use his best efforts to
         --------------------
cause the Company to prepare and cause to be prepared, in accordance with generally accepted accounting principles consistently applied and Regulation S-X promulgated by the SEC, and to deliver to TCI, as promptly as practicable after a request by TCI, all audited or unaudited financial statements of the Company and its subsidiaries which, in the opinion of counsel to TCI, as required to be filed by TCI with the SEC by reason of the execution of this Agreement as a condition to the registration of its securities under the Securities Act, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise.

     4.4 Confidential Information. Such Shareholder acknowledges that TCI
         ------------------------
would be irreparably damaged if confidential information concerning the business and affairs of the Company or any of its subsidiaries were disclosed to or utilized on behalf of any person. Such Shareholder covenants and agrees that it will not, at any time, directly or indirectly, without the prior written consent of TCI, make use of or divulge, or permit any of its associates or agents to make use of or divulge, to any person any non-public information concerning the business or financial or other affairs of, or any of the methods of doing business used by, the Company or any of its subsidiaries, unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of counsel for the Company, by other requirements of law.

     4.5 Non-Competition. Each Representative covenants and agrees that, for
         ---------------
the period commencing on the Closing Date and continuing until the fifth anniversary thereof, such Representative shall not, directly or indirectly, manage, operate, join, control, participate, or become interested in, or be connected with (as an employee, consultant, partner, officer, director, stockholder or investor, other than through ownership of up to a 5% equity interest in a publicly-traded entity) any business which competes with the cable television or movie theatre exhibition businesses now or hereafter conducted by the Company or any of its subsidiaries.


                                   ARTICLE 5

                         CONDITIONS TO THE OBLIGATIONS
                              OF TCI AND ACQUIROR
                         -----------------------------

     The obligations of TCI to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by TCI as provided herein:

     5.1  Representations and Warranties, Agreements, Covenants.  Each
          -----------------------------------------------------
Shareholder's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though made at and as of the Closing. Each Shareholder shall have performed all obligations and agreements, and complied in all material respects with all covenants and conditions, of such Shareholder contained in this Agreement to be performed or complied with by such Shareholder prior to or at the Closing. At the Closing, TCI and Acquiror shall have received from the Representatives a certificate, dated the Closing Date and duly executed by the Representatives, to the effect that the conditions set forth in this Section 5.1 have been satisfied.

     5.2  Authorizations and Consents.  The waiting period required under the
          ---------------------------
Hart-Scott Act shall have expired or been terminated. All material Approvals shall have been obtained and shall be in full force and effect. The time for filing a request for administrative or judicial relief with respect to such Approvals, or for instituting administrative review thereof sua sponte, shall
                                                            --- ------
have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte shall
                                                              --- ------
have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed. As used in this Agreement, an Approval shall not be deemed to be material unless the failure to obtain such Approval (together with all other Approvals which have not been obtained) would adversely affect the right or authority of the Company or any of its subsidiaries to provide cable television service to 7% or more of the basic subscribers to cable television service provided by the Company and its subsidiaries. Notwithstanding the foregoing, in the event that the Closing does not occur by reason of the failure to obtain all material Approvals as herein provided, TCI agrees to negotiate with the Shareholders in good faith concerning amendments of this Agreement and a restructuring of the transaction contemplated hereby in order to avoid termination of this Agreement. The Shareholders acknowledge that any such amendments or restructuring pursuant to the preceding sentence will involve adjustment of the consideration receivable by the Shareholders and that TCI shall not be under any obligation to reach any such agreement.

           5.3 Absence of Injunctive Relief. No order, stay, injunction,
               ----------------------------
judgment or decree shall have been issued and be in effect by any court or governmental authority restraining, prohibiting or materially restricting or delaying the consummation of the transactions contemplated hereby.

     5.4 Absence of Certain Changes.
         --------------------------

     (a) Except for the two-for-one split of the Company Common Stock on May 29, 1986, there shall not have been any change in the capitalization of the Company as set forth in the Company 10-Q, other than (i) the issuance of approximately 19,274,382 shares of Company Class B Stock in exchange for an equal number of shares of Company Class A Stock, and (ii) the issuance by the Company of not in excess of an aggregate of 870,000 shares of Company Class A Stock pursuant to the exercise of options under the Company's 1982 Stock Option Plan granted prior to the date hereof or granted pursuant to Section 5.4(b) hereof. Other than such options and the conversion rights of the Company Class B Stock, there shall not be outstanding any security, option, warrant, call, subscription or other right of any kind that directly or indirectly calls for the issuance or sale of any shares of capital stock of the Company. Except as (x) disclosed in the Company 10-Q, (y) set forth on Schedule 5.4 attached hereto, and (z) subsequently disclosed to and approved by TCI, since August 31, 1985 there shall not have occurred: (i) any material acquisition; (ii) any amendment or other change to the Articles of Incorporation or Bylaws of the Company, except the amendment to the Articles of Incorporation attached as Appendix A to the Company's Proxy Statement dated February 7, 1986;
(iii) any sale or other disposition of any material assets or properties of the Company or any of its subsidiaries or, except in the ordinary course of the Company's business, the grant or creation of any mortgage thereof or security interest therein; or (iv) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any long-term debt except in the ordinary course of the Company's business. For purposes of this Section 5.4(a), (i) an acquisition or disposition of assets or properties shall not be deemed material unless such acquisition or disposition includes a gross consideration (including debt assumed by the buyer or carried by the seller) of $5,000,000 or more, (ii) the incurrence, assumption or guarantee of long-term debt or the grant or creation of a mortgage or security interest shall be deemed to be in the ordinary course of the Company's business unless the amount involved is $5,000,000 or more, and (iii) debt incurred or renewed by the Company's subsidiary United Artists Cablevision, Inc. in accordance with the provisions of existing agreements shall be deemed to be in the ordinary course of the Company's business. The Acquired Shares shall constitute at least 50.1% of the Company Common Stock outstanding on the Closing Date and represent at least 50.1% of the aggregate number of votes entitled to be cast for the election of directors of the Company represented by all of the shares of the Company Common Stock outstanding on the Closing Date. There shall be no provision of the Articles of Incorporation or Bylaws of the Company, any resolution or other action by the Board of Directors of the Company or applicable law which would require for the merger, consolidation or dissolution of the Company, the transfer of all or substantially all of the assets of the Company or any transaction by the Company with TCI or any of the Company's affiliates approval by the affirmative vote of more than two-thirds of the votes entitled to be cast by the holders of any class of the capital stock of the Company (or by the holders of all such classes voting as a single class) or exclude from the calculation of the number of votes of shareholders required for any such approval any of the Acquired Shares or any shares of capital stock of the Company held by TCI or any affiliate of TCI.

         (b) For purposes of this Section 5.4, the granting to employees of the Company and its subsidiaries, other than the Shareholders or any other directors of the Company, after the date hereof of options to purchase up to but not in excess of 100,000 shares of Company Common Stock (after giving effect to the two-for-one split of the Company Common Stock on May 29, 1986) at such prices (but in no event less than the fair market value of the Company Common Stock subject to such options on the date of grant) and upon such other terms and conditions as may be fixed by the Board of Directors of the Company shall not be considered a change in the capitalization of the Company.

                                   ARTICLE 6

               CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS
               -------------------------------------------------

     The obligations of the Shareholders to consummate the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, each of which may be waived by either of the Representatives as provided herein except as otherwise provided by law:

     6.1 Representations and Warranties; Agreements. Each of the
         ------------------------------------------
representations and warranties of TCI contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though made at and as of the Closing. TCI and Acquiror shall have performed all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing. At the Closing, the Shareholders shall have received a certificate from each of TCI and Acquiror, dated the Closing Date and duly executed by its chief executive officer, to the effect that the conditions set forth in this Section 6.1 have been satisfied.

          6.2  Authorizations and Consents.  All corporate action on the part of
               ---------------------------
TCI and Acquiror necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The waiting period required under the Hart-Scott Act shall have expired or been terminated.

          6.3  Absence of Injunction.  No order, stay, injunction, judgment or
               ---------------------
decree shall have been issued and be in effect by any court or governmental authority restraining or prohibiting or materially restricting or delaying the consummation of the transactions contemplated hereby.

          6.4  Absence of Chance in Tax Treatment.  No amendment of the Internal
               ----------------------------------
Revenue Code or the Regulations thereunder shall be in effect or publicly known to be under active consideration which would prevent the Shareholders from using the installment method of reporting with respect to that portion of the gain realized upon the sale of the Company Common Stock being sold by them hereunder which is represented by the Notes received by them.

                                   ARTICLE 7

                            TRANSFER OF TCI SHARES;
                              REGISTRATION RIGHTS
                            -----------------------

          7.1 Certain Definitions.  As used in this Article 7, the following
              -------------------
terms have the following meanings:

          Average Market Price:  The average of the daily average of the high
          --------------------
and low prices per share of TCI Stock in the over-the-counter market at the close of business on each trading day during the relevant period, as reported in the Wall Street Journal.

          Registrable Shares:  Shares of TCI Stock issued upon conversion of the
          ------------------
Notes and any other shares of TCI stock or other capital stock of TCI issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations or similar events).


          Transfer:  (i) Any sale, exchange, assignment, gift, pledge or other
          --------
transfer or disposition of Notes or Registrable Shares or any interest (including any security interest) therein or (ii) the making of any agreement, commitment, or arrangement to do any of the foregoing.

          7.2  Permitted Transfers
               -------------------
          (a) Each Shareholder covenants and agrees with TCI that neither such Shareholder, nor any direct or indirect Permitted Transferee of such Shareholder, shall at any time transfer any Notes or Registrable Shares except:

               (i)  a Transfer to TCI or with TCI's prior written consent;

              (ii) a Transfer to a Permitted Transferee who agrees to be bound by all of the provisions of this Article 7;

             (iii) sales of Registrable Shares for cash made after the second anniversary of the Closing Date and in accordance with the provisions of Rule 144 under the Securities Act, provided, however, that the aggregate number of Registrable Shares sold pursuant to this clause (iii) during any period of six consecutive calendar months by all of the Shareholders, all of their Permitted Transferees and all other persons subject to this Section 7.2 shall not exceed 1,000,000 (after giving effect to the two-for-one split of the TCI Stock effective on July 14, 1986); or

              (iv) sales of Registrable Shares pursuant to the registration rights granted in Section 7.5 hereof.

          (b) Notwithstanding any contrary provision of Article 7 hereof, the aggregate number of Registrable Shares which may be sold by the Shareholders, their Permitted Transferees and all other persons subject to this Section 7.2 pursuant to clauses (iii) and (iv) of this Section 7.2 shall not exceed: (i) 4,500,000 shares until the third anniversary of the Closing Date, (ii) 6,300,000 shares until the fourth anniversary of the Closing Date and
(iii) 7,200,000 shares until the fifth anniversary of the Closing date; provided, however, that neither the foregoing restriction nor any other provisions of Article 7 hereof shall prevent the Shareholders from selling such number of Registrable Shares as may be required to permit the Shareholders to pay all federal income taxes for which they may become liable if as a result of any amendment of the Internal Revenue Code (or any subsequent provision of similar purport) or the Regulations thereunder or the interpretation thereof by the Internal Revenue Service or by the courts, the Shareholders cease to be eligible to use the installment method of reporting with respect to that portion of the gain realized by them upon the sale of the Company Common Stock which is represented by the Notes then held by them.

          (c) In the event of any Recapitalization affecting TCI's capital stock (other than the two-for-one split of the TCI Stock effective on July 14, 1986), the numbers of shares specified in clause (iii) of subsection (a) of this
Section 7.2, clause (i)(E) of Section 7.3, clauses (i)(B), (ii)(D) and (ii)(E) of Section 7.5(d) and Section 7.4(c) hereof shall be appropriately and equitably adjusted. In the event of any Recapitalization affecting TCI's capital stock (including the two-for-one split of the TCI Stock effective on July 14, 1986), the numbers of shares specified in subsection (b) of this Section 7.2 shall be appropriately and equitably adjusted.

          (d) Any person who sells Registrable Shares pursuant to clause (iii) of subsection (a) of this Section 7.2 shall, promptly after effecting any such sale (or, if reasonably practicable, prior to effecting any such sale) notify TCI of the date of such sale, the number of Registrable Shares sold and the manner of such sale.

          7.3  Permitted Transferees.  (a) A "Permitted Transferee" shall mean,
               ---------------------
with respect to each person from time to time holding Notes or Registrable Shares (a "Holder"):

               (i)  In the case of a Holder who is a natural person:

               (A) The spouse of such Holder, any lineal descendant of such Holder, any spouse of such lineal descendent and any lineal descendent of such spouses;

               (B) The trustee of a trust principally for the benefit of such Holder or one or more of his Permitted Transferees described in each subclause of this clause (i) other than this subclause (B);

               (C) A corporation a majority of the beneficial ownership of outstanding capital stock of which entitled to vote for the election of directors is owned by, or a partnership a majority of the beneficial ownership of the partnership interests of which entitled to participate in the management of the partnership are held by, such Holder or his Permitted Transferees determined under this clause (i);

          (D)  The estate of such Holder; and

          (E) An institutional investor which has been approved by TCI as a prospective purchaser of Notes or Registrable Shares (such approval not to be unreasonably withheld) and which acquires Notes or Registrable Shares for a gross consideration of at least $5,000,000, provided that no more than 1,000,000 Registrable Shares in the aggregate (or Notes convertible into no more than 1,000,000 Registrable Shares) may be sold to not more than five such investors.

          (ii) In the case of a Holder holding Notes or Registrable Shares as trustee pursuant to a trust (other than a trust described in clause (iii) below), "Permitted Transferee" means (A) any person transferring Notes or Registrable Shares to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

          (iii) In the case of a Holder holding Notes or Registrable Shares as trustee pursuant to an irrevocable trust, "Permitted Transferee" means (A) any person to whom or for whose benefit principal or income may be distributed either during or at the end of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of such person determined pursuant to clause (i) above.

           (iv) In the case of a Holder which is a corporation or a partnership, "Permitted Transferee" means (A) any person transferring Notes or Registrable Shares to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

            (v) In the case of Holder which is the estate of a deceased Holder, or which is the estate of a bankrupt or insolvent Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Holder as determined pursuant to clause (i), (ii), (iii) or (iv) above, as the case may be.

     (b) Notwithstanding anything to the contrary set forth herein, any Holder may pledge such Holder's Notes or Registrable Shares to a pledgee pursuant to a bona fide pledge of such Notes or shares as collateral security for indebtedness due to the pledgee, provided that such Notes or shares shall remain subject to the provisions of this Article. In the event of foreclosure or other similar action by the pledgee, such pledged Notes or shares may only be transferred to a person who agrees, pursuant to an agreement in form and substance satisfactory to TCI, to be bound by all of the provisions of this Article 7 and Section 1.7 hereof.

     (c) For purposes of this Section 7.3:

         (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

         (ii) Each joint owner of Notes or Registrable Shares shall be considered a Holder of such Notes or shares.

         (iii) A person for whom Notes or Registrable Shares are held pursuant to a Uniform Gifts to Minors Act (the "UGMA") or similar law shall be considered a Holder of such Notes or shares.

     7.4 Legend and Stop Transfer Order. To assist in effectuating the
         ------------------------------
provisions of this Agreement, each Shareholder hereby consents and agrees as follows:

     (a) All certificates representing ownership of Registrable Shares beneficially owned or held by him and his Permitted Transferees shall bear (in addition to any other legend required by applicable securities laws) the following legend until such Registrable Shares have been sold, transferred or disposed of pursuant to clause
(iii) or (iv) of Section 7.2 hereof:

             The shares represented by this certificate are subject to the provisions of an Agreement, dated as of July 9, 1986, among Tele-Communications, Inc. and certain former shareholders of United Artists Communications, Inc., and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. A copy of said Agreement is on file at the office of the corporate Secretary of Tele-Communications, Inc.

     (b) No Transfer or attempted Transfer of Registrable Shares or Notes in violation of this Article 7 shall be effective for any purpose. TCI may enter a stop transfer order with the transfer agent or agents of the Corporation's securities against the transfer of Registrable Shares or Notes except in compliance with the requirements of this Agreement, or if TCI shall become its own transfer agent with respect to any Registrable Shares or Notes, TCI may refuse to transfer any Registrable Shares or Notes except in compliance with the requirements of this Agreement.

     (c) Upon the request of the Representatives and the delivery to TCI of certificates for Registrable Shares bearing the legend set forth in Section 7.4(a) hereof, TCI shall promptly issue new certificates for such Registrable Shares not bearing such legend in the following amounts:

               (i) On or after the second anniversary of the Closing, TCI shall issue unlegended certificates for an aggregate of 2,000,000 Registrable Shares;

              (ii) On or after each succeeding anniversary of the Closing Date, in addition to the number of shares referred to in (i) above, TCI shall issue unlegended certificates for an aggregate of 2,000,000 Registrable Shares.

          7.5  Registration Rights.
               -------------------
          (a)  Demand Registration.
               -------------------

               (i) The Shareholders and their Permitted Transferees (the "Eligible Holders") shall have the right to request registration (a "Demand Registration") under the Securities Act of the Registrable Shares then owned by the Eligible Holders, or which the Eligible Holders have the right to acquire upon the conversion of Notes owned by them, upon the terms and subject to the conditions set forth in this Section 7.5. As soon as practicable after the receipt by TCI of a written request by an Eligible Holder for registration under this Section 7.5(a). TCI shall (A) give written notice of such request to all of the Shareholders and (B) file, and use its best efforts to cause to become effective, a registration statement under the Securities Act covering the Registrable Shares requested to be registered by the Eligible Holder making such request and by each other Eligible Holder who requests that TCI include his Registrable
     Shares in such Demand Registration within 10 days after receipt of TCI's notice thereof. The public offering or distribution of Registrable Shares under this Section 7.5(a) shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected by TCI and approved by the Eligible Holders who hold a majority of the Registrable Shares requested to be included in the Demand Registration in question (which approval shall not be unreasonably withheld). TCI shall enter into the same underwriting agreement as shall the Eligible Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. TCI, as a condition to fulfilling its obligations under this Section 7.5(a), may require the underwriters to enter into an agreement indemnifying the TCI Indemnified Parties against any Losses (as such capitalized terms are defined in Section 7.7 hereof) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the registration statement or any related prospectus made in reliance upon and in confirmity with written information furnished to TCI by the underwriters specifically for use in the preparation thereof.

        (ii) TCI shall be entitled to postpone, for a reasonable period of time not to exceed 90 days, the filing of a registration statement otherwise required to be prepared and filed by it pursuant to this
     Section 7.5(a), if at the time it receives a request therefor it determines, in its reasonable business judgment, that such registration and offering could interfere with any financing, acquisition, corporate reorganization, or other material transaction or development involving TCI or any of its affiliates and gives the participating Eligible Holders written notice of such determination. In the event of such postponement, TCI shall file such registration statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the matters described in the preceding sentence.
     If TCI shall postpone the filing of any registration statement, the participating Eligible Holders shall have the right to withdraw their request for such registration by giving notice to TCI within 15 days of the notice of postponement. In the event that the participating Eligible Holders withdraw their request, such request shall not be counted for purposes of determining the number of registrations to which the Eligible Holders are entitled pursuant to this Section 7.5(a).

     (b) Piggyback Registration Rights. If TCI shall propose the registration
         -----------------------------
under the Securities Act of an offering of any of its equity securities to be sold for cash pursuant to a firm commitment underwriting, for its own account or for the account of other securities holders (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan, a merger, consolidation or reorganization, or an offering or rights, warrants or securities convertible into equity securities), the Eligible Holders shall be entitled, on each such occasion, to request to have any or all of the Registrable Shares owned by them, or which the Eligible Holders have the right to acquire upon the conversion of Notes owned by them, included in such registration. On each such occasion, TCI shall, as promptly as practicable but in no event later than 15 days prior to the proposed filing date, give written notice to the Shareholders of its intention to effect such registration. Upon the written request of an Eligible Holder that TCI include any Registrable Shares in such registration statement (which request shall state the number of Registrable Shares for which registration is sought), given within 10 days after receipt of notice from TCI, TCI shall use its best efforts to cause such Registrable Shares to be so registered and to be included in the offering covered by such registration. The inclusion of some or all of the Registrable Shares which Eligible Holders have requested TCI to register pursuant to this
Section 7.5(b) may be conditioned or restricted if, in the reasonable business judgment of TCI or the managing underwriter of the proposed offering for which the registration statement has been or is to be filed, such inclusion will have an adverse impact on the offering of securities by TCI (provided that such conditions or restrictions apply on a proportional basis not only to the Registrable Shares but also to all other securities to be included other than those for which TCI initiated registration). TCI may, without the consent of any Eligible Holder, withdraw any registration statement filed pursuant to this Section 7.5(b) and abandon the proposed offering in
which Eligible Holders requested inclusion of any Registrable
Shares. Any request for inclusion of Registrable Shares made pursuant to this Section 7.5(b) shall not be deemed a request for registration pursuant to Section 7.5(a) hereof.
          (c)  Expenses of Registration. TCI shall pay all
               ------------------------
costs and expenses incurred in connection with the registra-
tion of Registrable Shares pursuant to Section 7.5(a) or
7.5(b) hereof, except that the Eligible Holders shall pay all fees and disbursements of the Eligible Holders' counsel and
accountants, and all transfer taxes and brokerage and under-
writers' discounts and commissions attributable to the
Registrable Shares being offered and sold by the Eligible
Holders.
          (d)  Limitations on Registration Rights. Notwith-
               ----------------------------------
standing the provisions of Section 7.5(a) and 7.5(b) hereof:
               (i) the Eligible Holders shall have no right to request registration of (A) any Registrable
          Shares prior to the first business day following the second anniversary of the Closing Date, except as provided in Section 7.2(b), or (B) a number of Registrable Shares which would result in sales in excess of the limitations contained in Section
          7.2(b) hereof;

     (11) TCI shall not be required to effect any registration if (A) in the case of a request pur-suant to Section 7.5(a), TCI has previously filed a registration statement under the Securities Act pursuant to Section 7.5(a) hereof within six months; (B) in the case of a request pursuant to
Section 7.5(a) hereof, TCI could be required to undergo a special interim audit in order to comply with such request (unless the Eligible Holders execute an undertaking, reasonably satisfactory to TCI, to pay all fees and expenses of such special interim audit); (C) in the opinion of counsel for TCI, the Eligible Holders could sell under Rule 144 promulgated under the Securities Act the number of Registrable Shares they propose to have registered in compliance with this Agreement, and TCI notifies the Eligible Holders in writing that TCI desires that they do so; (D) if the number of Registrable
Shares requested to be registered shall be less than 1,000,000 or (E) at any time following the date on which the aggregate number of Registrable
Shares held by all Eligible Holders shall first be less than 1,000,000 (for this purpose Registrable
Shares which Eligible Holders are then entitled to acquire upon the conversion of Notes held by them shall be deemed to be held by Eligible Holders).

          (e) Obligations with Respect to Registration.
              ----------------------------------------

              (i) If and whenever TCI is obligated by the provisions of this
Section 7.5 to effect the registration of any Registrable Shares under the Securities Act, TCI shall:

              (A) prepare and file with the SEC any amendments and supplements to such registration statement and to the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by such registration statement for the period required to effect the distribution thereof, but in no event shall TCI be required to do so for a period of more than 90 days following the effective date of such registration statement;

              (B) notify the participating Eligible Holders and confirm such advice in writing, (1) when such registration statement becomes effective, (2) when any post-effective amendment to such registration statement becomes effective, and (3) of any request by the SEC for any amendment of or supplement to such registration statement or any prospectus relating thereto or for additional information;

    (C) furnish at TCI's expense to the participating Eligible Holders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by such registration statement, but only while TCI is required under the provisions hereof to cause the registration statement to remain effective;

     (D) register or qualify at TCI's expense the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter shall reasonably request; provided, however, that TCI shall in no event be required to qualify
         --------  -------
to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such registration statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

         (ii) As a condition to the obligations of TCI under this Section 7.5, the Eligible Holders shall provide such information and materials, execute all such documents and take all such other actions as TCI shall reasonably request in order to permit TCI to comply with all applicable requirements of law and to effect the registration of the Registrable Shares.

     7.6 Cooperation, Etc. Each Shareholder covenants and agrees with TCI
         ----------------
that such Shareholder will and will cause each of its Permitted Transferees to:

     (a) cooperate with TCI in connection with the preparation of each registration statement contemplated by Section 7.5 hereof, and for so long as TCI is obligated to keep such registration statement effective, provide TCI, in writing, for use in such registration statement, such information regarding the Shareholders as may be necessary to enable TCI to prepare such registration statement and to maintain the currency and effectiveness thereof.

     (b) During such time as any of the Holders may be engaged in a distribution of Registrable Shares, comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto, among other things: (i) not engage in any stabilization activity in connection with the securi-ties of TCI in contravention of such Rules; (ii) distribute Registrable Shares solely in the manner described in the applicable registration statement; (iii) cause to be furnished at the expense of TCI to each underwriter, broker and dealer through whom Registrable Shares may be offered, such copies of the registration statement and related prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by such underwriter, broker or dealer; and (iv) not bid for or purchase any securities of TCI or attempt to induce any person to purchase any securities of TCI other than as permitted under the Exchange Act.

     (c) On written notice from TCI that TCI intends to proceed with a distribution of any of its securities and, that in connection therewith it requires the suspension by any of the Holders of the distribution of any of the Registrable Shares, cease distributing Registrable Shares until such time as the distribution by TCI has been completed.

     7.7 Indemnification.
         ---------------

     (a) In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Article 7, TCI will indemnify and hold harmless the Eligible Holders of such Registrable Shares (the "Seller Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees), joint or several ("Losses"), to which such Seller Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or the final prospectus contained in the registration statement and any post-effective amendment or supplement to such prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of any federal or state securities law or rule or regulation thereunder committed by TCI in connection with the performance of its obligations under Section 7.5; and TCI will reimburse such Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that TCI will not be liable in any such
                     --------  -------
case to the extent that any such Loss arises out of or is based upon any actual or alleged untrue statement in, or actual or alleged omission from, any registration statement or prospectus made by TCI in reliance upon and in conformity with written information furnished to TCI by or on behalf of such Holder for use in connection with the preparation of the registration statement or prospectus, or for the use of any prospectus after such time as the obligation of TCI under Section 7.5 to keep the registration statement effective and current has expired or for any other violation of any federal or state securities laws, rules or regulations committed by any of the Seller Indemnified Parties.

     (b) In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Article 7, each of the Holders of such Registrable Shares will indemnify and hold harmless TCI, and each of its directors and officers and each person, if any, who controls TCI, within the meanings of the Securities Act or the Exchange Act (the "TCI Indemnified Parties"), against any Losses, joint or several, to which the TCI Indemnified Parties may become subject, insofar as such Losses (or Actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or the final prospectus contained in any registration statement or any post-effective amendment or supplement to such prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to TCI by or on behalf of any Holder for use in connection with the preparation of the registration statement or prospectus, or (ii) the use of any prospectus after such time as the obligation of TCI to keep the registration statement effective and current has expired, or (iii) any violation by any Holder of any federal or state securities law or rule or regulation thereunder; and each Holder will reimburse such TCI Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss.
          (c) Any person that proposes to assert the right to be indemnified under Section 7.7 will, promptly after receipt of notice of any claim, action, suit, proceeding or other litigation (collectively, an "Action") against such person in respect of which a claim is to be made against an indemnifying party under this Section 7.7, notify each such indemnifying party of the commencement of such Action, en-closing a copy of all papers served, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indem-nified party otherwise than under this Section 7.7. In case any such Action shall be brought and notice given to the indemnifying party of the commencement thereof, the indem-nifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indem-nifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indem-nified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of in-vestigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such Action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party shall have been advised by its counsel that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any Action or claims effected without its written consent.

          7.8  Right of First Refusal.  Prior to effecting
               ----------------------
any sale of any Registrable Shares pursuant to clause (iv) of

Section 7.2(a) hereof, the Holder of such Registrable Shares shall give TCI the opportunity to acquire such Registrable Shares in the following manner:

     (a) TCI shall have the right, exercisable by written notice to such Holder given within 30 business days after the receipt of written notice of Holder's request for registration to purchase all or any part of the Registrable Shares proposed to be registered by such Holder pursuant to Section 7.5 hereof for cash at a per share price equal to the Average Market Price during the ten consecutive trading days immediately preceding the date such notice is given, less (i) in the case of a request for registration pursuant to Section 7.5(a), one-half of the per share underwriting discount which, in the opinion of a nationally-recognized investment banking firm selected by TCI and reasonably satisfactory to such Holder, would be appropriate for a registered offering of the proposed size and nature or (ii) in the case of a request for registration pursuant to Section 7.5(b), one-half of the maximum per share underwriting discount proposed by the managing underwriter for the offering covered by such registration.

     (b) If TCI exercises the right of first refusal granted under Section 7.8(a), the closing of the purchase of the Registrable Shares with respect to which such right has been exercised shall take place at such time as shall be designated by TCI; provided, however, that such closing shall occur not later
                   --------  -------
than 30 days after the date that the written notice of such exercise of such right of first refusal is given pursuant to Section 7.8(a) hereof. Each closing pursuant to this Section 7.8(b) shall be held at a mutually convenient location. At such closing, each Holder of the Registrable Shares to be purchased shall transfer to TCI good and marketable title to all of his Registrable Shares with respect to which such right of first refusal was exercised, free and clear of all Security Interests and Restrictions. Such transfer shall be effected by delivery by such Holder to TCI, against payment by TCI of the purchase price for such Registrable Shares, or the certificates representing such Shares, duly endorsed for transfer or accompanied by duly executed instruments of assignment, with signature guaranteed, and with all required stock transfer tax stamps attached.

                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

     8.1 Indemnification by TCI.  TCI agrees to indemnify and hold harmless each
         ----------------------
Shareholder from and against (i) any and all expenses reasonably incurred by such Shareholder in investigating or defending against any Action commenced or threatened by any person, other than a Share-
     holder, a sister of the Representatives, any grantor or beneficiary of any trust the trustee of which is a Shareholder or a person for whom Shares are held by a Shareholder pursuant to the UGMA or similar law, or any affiliate or associate of any Shareholder or any such grantor, beneficiary or person, based on or arising in any manner out of or in connection with any conduct by TCI or its affiliates related to the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by such Shareholder and the acceptance by such Shareholder of the terms and provisions of this Agreement or the sale of such Shareholder's Shares pursuant hereto and the receipt of the Consideration therefor and (ii) any and all liabilities incurred by such Shareholder as a result of such Action, excluding any such expenses or liabilities arising solely out of or resulting solely from a breach by such Shareholder of any representation or warranty, or a breach or failure by such Shareholder to perform any covenant or agreement, of such Shareholder contained herein or arising pursuant to Section 7.7 hereof.

          8.2 Third Party Claims. Promptly after the receipt by any Shareholder
              ------------------
     of notice of any Action which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice to TCI. The Indemnified Party shall be entitled, at the sole expense and liability of TCI, to exercise full control of the defense, compromise or settlement of any such Action unless TCI, within a reasonable time after the giving of such notice by the Indemnified Party, shall notify the Indemnified Party in writing of TCI's intention to assume the defense thereof and retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The
Indemnified Party and TCI shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If TCI so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by TCI, (ii) the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between TCI and the Indemnified Party in the conduct of the defense of such Action (in which case TCI shall not have the right to direct the defense of such Action on behalf of the Indemnified
Party) or (iii) TCI shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of

TCI. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the prior written consent of TCI, unless TCI shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 8.2.

                                   ARTICLE 9

                         PROPOSED BUSINESS COMBINATION
                         -----------------------------

     9.1  Business Combination Proposal.  TCI intends to pursue and implement a
          -----------------------------
plan for a business combination with the Company pursuant to which TCI will attempt to acquire the entire equity interest in the Company (the "Business Combination") in which each shareholder of the Company other than the Shareholders and each holder of options to purchase shares of Company Common Stock would be given an opportunity to receive, for each share of Company Common Stock owned by such shareholder (and, in the case of holders of options, the right to acquire for the same consideration that would have been payable upon the exercise of such options), consideration having a fair market value equivalent to or greater than the fair market value on such date of the consideration per Share to be received by each Shareholder pursuant to this Agreement. TCI's development and implementation of a plan for a Business Combination shall be subject to such terms and conditions as, in TCI's reasonable judgment, are normal in the development and implementation of such business combination proposals, including, without limiting the generality of the foregoing, conditions relating to the absence of (i) material changes in the business or financial condition of the Company and its subsidiaries, (ii) pending or threatened litigation affecting the Company or its subsidiaries or the proposed Business Combination, and (iii) adverse changes in laws or regulations applicable to the Company or its subsidiaries or the proposed Business Combination.

                                  ARTICLE 10
                       TRANSACTIONS PENDING THE CLOSING
                       --------------------------------
                10.1 Certain Transactions Pending the Closing.
                     ----------------------------------------
     (a) Each of the Shareholders agrees that, during the term of this Agreement, he shall not (i) purchase, or enter into any contract to purchase, any shares of Company Common Stock, except in connection with the exercise of outstanding stock options, (ii) tender any shares of Company Common Stock pursuant to any tender or exchange offer, other than by TCI or its affiliates,
(iii) except as permitted by Section 2.3, sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Company Common Stock (or any interest therein) or (iv) enter into any contract, agreement, com-mitment or arrangement with respect to any of the foregoing, or offer to do any of the foregoing.

        (b) During the term of this Agreement and other than with respect to the Business Combination, none of the Shareholders shall (i) initiate, solicit or encourage, directly or indirectly, inquiries, discussions, negotiations or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any proposal for a merger, tender offer, exchange offer or other business combination involving the Company or any of its subsidiaries, the acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries, or (ii) form or participate in any "group" (as that term is used in Rule 13(d)(3) of the Exchange Act) which intends to seek control of the Company or any of its subsidiaries or enter into any agreement or understanding with any person or "group" with respect to the voting of shares of Company Common Stock. Each Shareholder agrees to immediately notify TCI if any such inquiries or proposals are received by, any such information is requested from, or any negotiations or discussions are sought to be initiated with such Shareholder.

                                  ARTICLE 11

                        ENFORCEMENT AND RELATED MATTERS
                        -------------------------------
          11.1  Enforcement Provisions.  In the event that all of the conditions
                ----------------------
to TCI's obligations provided in Article 5 hereof have been satisfied prior to December 31, 1986, the Representatives by written notice to TCI may compel the Closing to be held on December 31, 1986 or as soon as reasonably possible thereafter. It is the intention of the parties that the Closing shall take place on or before December 31, 1986, and all parties shall use their best efforts to consummate the Closing on or prior to such date. In the event that the Closing shall not have occurred on or before December 31, 1986 and the period during which the Closing can occur shall not have been extended by mutual consent of the Representatives and TCI, then the Agreement may be terminated by either TCI or the Representatives by written notice to the other.
          11.2  Termination by Mutual Consent.  This Agreement may be terminated
                -----------------------------
prior to the Closing by the mutual consent of TCI and the Representatives.
          11.3  Fees and Expenses.  Regardless of whether the transactions
                -----------------
contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys' and accountants' fees.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

          12.1 Certain Consents and Approvals.
               ------------------------------

          (a) Without limiting the generality of Sections 3.7 and 4.2 hereof, TCI and the Acquiror shall, and the Shareholders shall and shall use their best efforts to cause the Company and each of its subsidiaries to, as expeditiously as reasonably practicable:

          (i) File with the FCC and such other federal, state and local governments and governmental agencies, departments and bodies as may be required, such applications or other documents as may be necessary to obtain the Approvals and take all steps necessary to prosecute such applications with diligence and diligently oppose any objections to (to the extent such objections are directed at a particular party), appeals from, or petitions to reconsider such approvals, to the end that preliminary orders and final orders or such other authorizations as may be required, of the FCC and such other governments and governmental agencies, departments and bodies may be obtained as soon as practicable.

     (ii) Coordinate the preparation, timing and filing of notification under the Hart-Scott Act so as to present all notices at the time selected by TCI (which shall be as soon as reasonably practicable after the date of execution and delivery of this Agreement) and to avoid substantial errors and inconsistencies between such notices in the description of the transaction.

     (b) Nothing contained in this Section 12.1 or in any other provision of this Agreement shall require or be deemed to require TCI or any of its direct or indirect subsidiaries or affiliates to divest itself or dispose of any of its properties or assets or make special payments or grant any special concessions or in any way diminish or impair its control, ownership or operation of any of its properties or assets.

     (c) Notwithstanding the provisions of Sections 4.2 and 12.1(a) hereof, the Shareholders shall not permit the Company or any of its direct or indirect subsidiaries or af-filiates to divest itself or dispose of any of its properties or assets or make special payments or grant any special concessions or in any way diminish or impair its control, ownership or operation of any of its properties or assets in order to obtain any Approval or any other waivers, permits, licenses, approvals, authorizations, qualifications, orders or consents referred to in Section 4.2 or 12.1(a) hereof, without the prior written consent of TCI.

     12.2  Modification or Amendment.  Subject to applicable law, this Agreement
           -------------------------
may be amended, modified and supplemented by a written instrument executed and delivered by TCI and the Representatives. No waiver by TCI or any Shareholder of any provisions hereof shall be effective unless explicitly set forth in writing and executed by TCI or a Representative, respectively. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.3 Waiver of Conditions. The conditions to each of the parties'
          --------------------
obligations to effect the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     12.4 Survival. The respective representations, warranties, covenants and
          --------
agreements of the parties contained in this Agreement shall survive the Closing and any investigation made by or on behalf of any party.

     12.5 Headings. The section headings herein are for convenience of
          --------
reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     12.6 Notices. All notices or other communications required or permitted
          -------
hereunder shall be given in writing and shall be delivered or sent by registered or certified mail, postage prepaid, as follows:

     If to the Company:

     Marshall Naify
     Robert A. Naify
     c/o United Artists Communications, Inc.
     172 Golden Gate Avenue
     San Francisco, California 94102

     with a copy to:

     James F. Crafts, Jr.
     Orrick, Herrington & Sutcliffe
     600 Montgomery Street, 12th Floor
     San Francisco, California 94111

     If to the Shareholders or the Representatives:

     Marshall Naify
     Robert A. Naify
     c/o United Artists Communications, Inc.
     172 Golden Gate Avenue
     San Francisco, California 94102

     with a copy to:

     John M. Sherwood
     c/o United Artists Communications, Inc.
     172 Golden Gate Avenue
     San Francisco, California 94102

     If to TCI:

     Tele-Communications, Inc.
     55 Denver Technological Center
     5455 South Valentia Way
     Englewood, Colorado 80111
     Attention: President

     with copies to:

     Tele-Communications, Inc.
     55 Denver Technological Center
     5455 South Valentia Way
     Englewood, Colorado 80111
     Attention: General Counsel

     Jerome H. Kern, P.C.
     Shea & Gould
     330 Madison Avenue
     New York, New York 10017

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or mailed; provided, however, that any notice or
                                       --------  -------
communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

        12.7 Binding Effect; Benefit. This Agreement shall inure to the
             -----------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties thereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        12.8 Assignability. This Agreement shall not be assignable by any
             -------------
of the parties hereto without the prior written consent of each of the other parties.

        12.9 Complete Agreement. This Agreement (including the Schedules and
             ------------------
Exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

        12.10 Counterparts. This Agreement may be executed in two or more
              ------------
counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

        12.11 Governing Law. This Agreement shall be governed by the laws of
              -------------
the State of Maryland (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

        12.12 Accounting Terms. All accounting terms used herein which are
              ----------------
not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

        12.13 Certain Definitions. For purposes of this Agreement, (i) the terms
              -------------------
"affiliate" and "associate" shall have the respective meanings ascribed to such terms under the rules and regulations promulgated by the SEC under the Exchange Act and (ii) the term "person" shall include natural persons, corporations, partnerships, associations, trusts, joint ventures, unincorporated organizations and entities of every kind, as well as groups consisting of any of the foregoing formed for any purpose.

        12.14 Rights in Shares. On and after the Closing, Acquiror shall be
              ----------------
entitled to all the rights of beneficial ownership of the Acquired Shares, including, without limitation, the right to exercise any and all voting rights pertaining to the Acquired Shares at any meeting of shareholders of the Company held on or after the Closing Date and to receive any and all dividends and other distributions with respect to the Acquired Shares, the record date for which is on or after the Closing Date. In furtherance of the foregoing, each Shareholder agrees to deliver to Acquiror, promptly upon receipt by such Shareholder, any dividend or other distribution with respect to Acquired Shares, received by such Shareholder on or after the Closing Date, the record date for which is on or after the Closing Date.

          12.15 Further Assurances. Each party hereto shall perform such further
                ------------------
     acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of the Acquired Shares.

          12.16 Disclosure. The Shareholders will not, except as and to the
                ----------
     extent required by applicable law and after consultation with TCI, disclose to any other person the existence of this Agreement, or any of the terms hereof, prior to any public announcement by TCI of the existence of the Agreement or such terms. TCI agrees to consult with the Representatives concerning the form and content of any such public announcement by TCI.

          12.17 Specific Performance. The parties recognize that any breach of
                --------------------
     the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

     12.18  Effective Date.  This Agreement shall become effective and binding
            --------------
upon the signatories hereto upon its execution by TCI and Shareholders owning 50.1% of the Company Common Stock. Prior to the close of business on July 23, 1986 any Shareholder who has not previously executed the Agreement may become a party to and be bound by the Agreement by executing it.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


TELE-COMMUNICATIONS, INC.

By  [SIGNATURE APPEARS HERE]
  ------------------------------------

    /s/ Marshall Naify
  ------------------------------------
      (Marshall Naify)

    /s/ R. A. Naify
  ------------------------------------
      (Robert A. Naify)

    /s/ Valerie Naify
  ------------------------------------
      (Valerie Naify)

    /s/ Leslie C. Naify
  ------------------------------------
      (Leslie C. Naify)

    /s/ Christie M. Naify
  ------------------------------------
      (Christie M. Naify)

    /s/ Robert J. Naify
  ------------------------------------
      (Robert J. Naify)

    /s/ Mark S. Naify
  ------------------------------------
      (Mark S. Naify)

 /s/ Marshall Naify
- ----------------------------------------
   (Marshall Naify,
    Custodian for Michael
    Stephen Naify)

 /s/ Marshall Naify
- ----------------------------------------
   (Marshall Naify,
    Custodian for Christina
    Elizabeth Naify)

 /s/ Marshall Naify,
- ----------------------------------------
(Marshall Naify as trustee with
investment powers under the
Michael N. Naify Testamentary
Trust for the Benefit of Marshall Naify)


/s/ John M. Sherwood
- ----------------------------------------
(John M. Sherwood as trustee under
the following Trusts:  (i) the Leslie
C. Naify 1981 Trust, dated December
22, 1981; (ii) the Christie M. Naify
1981 Trust, dated December 22, 1981;
(iii) the Robert J. Naify 1981 Trust,
dated December 22, 1981; (iv) the Mark
S. Naify 1983 Trust, dated December 21,
1983; (v) the Christina Cortese 1983
Trust, dated December 21, 1983;
(vi) the Acela Cortese 1983 Trust,
dated December 21, 1983; (vii) the
Christina E. Naify 1985 Trust, dated
June 26, 1985; (viii) the Drew Michael
Andrade 1986 Trust, dated April 25,
1986; (ix) the Marsha J. Naify 1981
Trust, dated December 29, 1981; (x)
the Michael S. Naify 1981 Trust,
dated December 29, 1981; (xi) and
the Christina E. Naify 1981 Trust,
dated December 29, 1981)

/s/ Marshall Naify
- ------------------------------------
(Marshall Naify as trustee
under the Michael Stephen Naify
Trust, dated January 21, 1986)



EXCELSIOR AMUSEMENT CO.


By  /s/ R. A. Naify - Pres.
  ----------------------------------


    /s/ James C. Naify
  ----------------------------------
       (James Naify)

    /s/ Josephine Naify
  ----------------------------------
       (Josephine Naify)

    /s/ Richard R. Naify
  ----------------------------------
       (Richard R. Naify)



 /s/ Georgette N. Rosekrans
- ----------------------------------
(Georgette N. Rosekrans as trustee
with investment powers under the
Michael N. Naify Testamentary
Trust for the Benefit of
Georgette N. Rosekrans)